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GODFREY & KAHN S.C. ATTORNEYS AT LAW LOGO                            EXHIBIT 8.1
                                                                     -----------

                                                          780 NORTH WATER STREET
                                                        MILWAUKEE, WI 53202-3590
                                                                TEL 414-273-3500
                                                                FAX 414-273-5198
                                                                   www.gklaw.com

                                                            GODFREY & KAHN, S.C.
                                                                       MILWAUKEE
                                                                        APPLETON
                                                                       GREEN BAY
                                                                        WAUKESHA

                                                       LAFOLLETTE GODFREY & KAHN
                                                                         MADISON




                                February 4, 2002

Board of Directors
Appleton Papers Inc.
825 East Wisconsin Avenue
Appleton, Wisconsin 54912-0359


     RE: Offer to exchange any and all outstanding 12/1/2%/ Series A Senior Subordinated Notes due 2008 for registered 12/1/2%/ Series B Senior Subordinated Notes due 2008

Ladies and Gentlemen:

     We have acted as counsel to Appleton Papers Inc., a Delaware corporation (the "Issuer"), in connection with (i) the issuance and sale by the Issuer of $250,000,000 aggregate principal amount of its 12/1/2%/ Series A Senior Subordinated Notes due 2008 (the "Old Notes") issued pursuant to an Indenture, dated as of December 14, 2001 among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee and (ii) the preparation of the Issuer's Registration Statement on Form S-4 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the offer by the Issuer to exchange the Old Notes for registered 12/1/2%/ Series B Senior Subordinated Notes due 2008 (the "Exchange Offer") to be filed with the Securities and Exchange Commission.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the prospectus which is a part thereof (the "Prospectus"), and such corporate records, agreements, documents and other instruments (collectively, the "Documents"), and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures, the legal capacity of natural persons, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and


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Appleton Papers Inc.
February 4, 2002
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the correctness of all factual representations made therein. We have further assumed that the final executed Documents will be substantially the same as those which we have reviewed and that there are no agreements or understandings between or among the parties to the Documents with respect to the transactions contemplated therein other than those contained in the Documents.

     Based on the foregoing, subject to the next succeeding paragraph, and assuming full compliance with all the terms of the Documents, the discussion included in the Prospectus under the caption "Certain Federal Income Tax Considerations," insofar as it constitutes statements of law or legal conclusions and except to the extent qualified therein, accurately describes in all material respects the United States federal income tax consequences of the Exchange Offer to the holders of the Old Notes.

     The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically covered by the foregoing opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus under the caption "Legal Matters" with respect to the matters stated therein. In giving such consent, we do not admit that we are in the category of persons from whom consent is required under Section 7 of the Securities Act of 1933, as amended.


                                                        Very truly yours,

                                                        /s/ Godfrey & Kahn, S.C.


                                                        GODFREY & KAHN, S.C.